AMENDED BYLAWS

                                       OF

                          TRIANGLE IMAGING GROUP, INC.

                                    ARTICLE I
                                     OFFICES

                  1.1    REGISTERED OFFICE AND AGENT

                  The registered office of the Corporation shall be maintained at the offices of CT Corporation in Miami, Florida. The registered office or the registered agent, or both, may be changed by resolution of the Board of Directors, upon filing the statement required by law.


                  1.2    PRINCIPAL OFFICE

                  The principal office of the corporation shall be at 56 W. Main Street, Bay Shore, New York, provided that the Board of Directors shall have power to change the location of the principal office in its discretion.

                  1.3    OTHER OFFICES

                  The Corporation may also maintain offices at such places within or without the State of Florida as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

                  2.1    PLACE OF MEETING

                  All meetings of Shareholders, both regular and special, shall be held either at the principal office of the Corporation, or at such other place as shall be designated in the notice of the meeting.

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                  2.2    ANNUAL MEETING

                  The annual meeting of shareholders for the election of directors and for the transaction of all other business which may come before the meeting shall be held on the last Friday of April in each year (if not a legal holiday and, if a legal holiday, then on the next business day following) at the hour specified in the notice of meeting.

                  If the election of directors shall not be held on the day above designated for the annual meeting, the Board of Directors shall cause the election to be held as soon thereafter as conveniently may be at a special meeting of the shareholders called for the purpose of holding such election.

                  The annual meeting of shareholders may be held for any other purpose in addition to the election of directors which may be specified in a notice of such meeting. The meeting may be called by resolution of the Board of directors or by a writing filed with the secretary signed either by a majority of the directors or by shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at any such meeting.

                  2.3    NOTICE OF SHAREHOLDERS' MEETING

                  A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting was called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, with postage thereon prepaid.


                  2.4    VOTING OF SHARES.

                  Each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or by law.

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                  Treasury  shares,  shares  of its own stock  owned by  another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of its own stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

                  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months form the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

                  At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or if authorized by the Articles of Incorporation, to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Any shareholder who intends to cumulate his votes as herein authorized shall give written notice of such intention to the secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.


                  2.5    CLOSING TRANSFER BOOKS AND FIXING RECORD DATE

                  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for nay other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period not exceeding sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the ByLaws or, in the absence of an applicable bylaws, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, not later than sixty (60) days

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and, in case of a meeting of shareholders, not earlier than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.

                  2.6    QUORUM OF SHAREHOLDERS.

                  Unless otherwise provided by in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or the ByLaws.

                  2.7    VOTING LISTS

                  The officer or agent having charge of the share transfer books for the shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

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                  2.8    ACTION BY CONSENT OF SHAREHOLDERS.

                  In lieu of a formal meeting, action may be taken by written consent of such number of the shareholders as is required by either State law or the Corporation's ByLaws for passage of such corporate action.


                                   ARTICLE III
                                    DIRECTORS

                  3.1    BOARD OF DIRECTORS

                  The business and affairs of the Corporation shall be managed by a Board of Directors. Directors need not be residents of the State of Florida or shareholders in the Corporation.


                  3.2    NUMBER AND ELECTION OF DIRECTORS

                  The number of directors shall be not less than three (3) nor more than seven (7) as fixed from time to time by the Directors provided that the number may be increased or decreased from time to time by an amendment to these ByLaws, but no decrease shall have the effect of shortening the term of any incumbent director. At each annual election the shareholders shall elect directors to hold office until the next succeeding annual meeting.


                  3.3    VACANCIES

                  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the remaining directors, though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose or by appointment by a majority of the Board of Directors present at a meeting at which a quorum is present. Any director appointed to fill a vacancy on the Board by the Board of Directors pursuant to this Section 3.03 shall serve until the next annual meeting or special meeting of shareholders at which his successor is elected and has been qualified.

                  3.4    QUORUM OF DIRECTORS

                  A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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                  3.5    ANNUAL MEETING OF DIRECTORS

                  Within thirty (30) days after each annual meeting of shareholders, the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting.

                  3.6    REGULAR MEETING OF DIRECTORS

                  A regular meeting of the Board of Directors elected may be held at such time as shall be determined from time to time by resolution of the Board of Directors.

                  3.7    SPECIAL MEETINGS OF DIRECTORS

                  The secretary shall call a special meeting of the Board of Directors whenever required to do so by the President or by two directors. Such special meeting shall be held at the time specified in the notice of meeting.

                  3.8    PLACE OF DIRECTORS MEETINGS

                  All meetings of the Board of Directors (annual, regular or special) shall be held either at the principal office of the Corporation or at such other place, either within or without the State of Florida, as shall be specified in the notice of meeting.

                  3.9    NOTICE OF DIRECTORS MEETINGS

                  All meetings of the Board of Directors (annual, regular or special) shall be held upon five (5) days written notice stating the date, place, and hour of meeting delivered to each director either personally or by mail or at the direction of the president or the secretary or the officer or person calling the meeting.

                  In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Florida) specified in the waiver of notice of such meeting, except where the directors attends a meeting or the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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                  Neither the business to be transacted  at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  3.10   COMPENSATION

                  Directors, as such, shall not receive any stated salary for their services1 but, by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board or at any meeting of any committee of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                  3.11   ACTION BY CONSENT OF DIRECTORS

                  In lieu of a formal meeting, action may be taken by written consent of such number of the directors as is required by either State law or the Corporation's ByLaws for passage of such corporate action.

                  3.12   COMMITTEES

                  The Board of Directors may, by resolution passed by a majority of the whole Board, designate an executive committee and one or more other committees, each committee to consist of one or more directors of the Corporation. the Board may designate one or more directors as alternate member of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to making, altering or repealing any ByLaw of the Corporation; electing or appointing any director, or removing any officer or director; submitting to shareholders any action that requires shareholders' approval; or amending or repealing any resolution theretofore adopted by the board which by its terms is amendable or repealable only by the board. Such committee or committees shall have such name or names

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as may be  determined  from time to time by  resolution  adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                   ARTICLE IV
                                    OFFICERS

                  4.1    OFFICERS ELECTION

                  The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may also choose, at its discretion, a Chairman of the Board, one or more assistant secretaries and one or more assistant treasurers. All such officers shall be elected at the annual meeting of the Board of Directors provided for in Article III, Section 5. If any office is not filed at such annual meeting, it may be filled at any subsequent regular or special meeting of the Board. The Board of Directors at such annual meeting, or at any subsequent regular or special meeting may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary. Any two or more officer may be held by the same person, except the offices of president and secretary.

                  All officers and assistant officers shall be elected to serve until the next annual meeting of directors (following the next annual meeting of shareholders) or until their successors are elected; provided, that any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the Board whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent appointed shall serve for such term as shall be specified, subject to like right of removal by the Board of Directors.

                  4.2    VACANCIES

                  If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                  4.3    POWER OF OFFICERS

                  Each officer shall have, subject to these ByLaws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to his office and such duties and powers as the Board of Directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the Board of Directors. The president may secure the fidelity of any and all officers by bond or otherwise.

                  4.4    PRESIDENT

                  The President shall be the chief executive officer of the Corporation. He shall preside at all meetings of the directors and shareholders. He shall see that all orders and resolutions of the Board are carried out, subject however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the president, to any other officers of the Corporation.

                  He or any vice president shall execute bonds, mortgages and other instruments requiring a seal, in the name of the Corporation, and, when authorized by the Board, he or any vice president may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the secretary or an assistant secretary. He or any vice president shall sign certificates of stock.

                  The president shall be ex-officio a member of all standing committees.

                  He shall submit a report of the operations of the Corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

                  4.5    VICE PRESIDENT

                  The Vice Presidents shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and they shall perform such other duties as the Board of Directors shall prescribe.

                  4.6    SECRETARY AND ASSISTANT SECRETARIES

                  The Secretary shall attend all meetings of the Board and all meetings of the Shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the Shareholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board. He shall keep in safe

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custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

                  The Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and they shall perform such other duties as the Board of Directors shall prescribe.

                  In the absence of the secretary or an assistant secretary, the minutes of all meetings of the Board and shareholders shall be recorded by such person as shall be designated by the president or by the Board of Directors.

                  4.7    TREASURER AND ASSISTANT TREASURERS

                  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall keep and maintain the Corporation's books of account and shall render to the president and directors an account of all of his transactions as treasurer and of the financial condition of the Corporation and exhibit his books, records and accounts to the president or directors at any time. He shall disburse funds for capital expenditures as authorized by the Bid and in accordance with the orders of the president, and present to the president for his attention any requests for disbursing funds if in the judgment of the treasurer and such request is not properly authorized. He shall perform such other duties as may be directed by the Board of Directors or by the president.

                  If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

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                                    ARTICLE V
                      CERTIFICATES OF STOCK; TRANSFER, ETC.

                  5.1    CERTIFICATES OF STOCK

                  The certificates for shares of stock of the Corporation shall be numbered and shall be entered in the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of if the Board of Directors determines, by any one of the afore-named officers and shall be sealed with the seal of the Corporation or a facsimile thereof. If the corporation has a transfer agent or registrar, other than the Corporation itself or an employee of the Corporation, the signatures of any such officer may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signature shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before said certificate or certificates shall have been issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates shall be in such form as shall in conformity to law be prescribed form time to time by the Board of Directors.

                  The Corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the secretary.

                  5.2    TRANSFERS OF SHARES

                  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

                  5.3    REGISTERED SHAREHOLDERS

                  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly shall not be bound to recognize any

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equitable  or other claim top or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                  5.4    LOST CERTIFICATES

                  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of that fact by the person claiming the certificate to be lost. When authorizing the issuance of a new certificate or certificates, the Board of Directors in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require or to give the Corporation a bond with surety and in form satisfactory to the Corporation (which bond shall also name the Corporation's transfer agents and registrars, if any, as obligees) in such sum as it may direct as indemnity against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost or destroyed, or to advertise and also give such bond.

                                   ARTICLE VI
                                    DIVIDEND

                  6.1    DECLARATION

                  The Board of Directors may declare at any annual, regular or special meeting of the Board and the Corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the Corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Florida.

                  6.2    RESERVES

                  Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

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                                   ARTICLE VII
                                  MISCELLANEOUS

                  7.1    INFORMAL ACTION

                  Any action required to be taken or which may be taken at a meeting of the shareholders, directors or members of the executive committee, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by such number of the shareholders, directors, or members of the executive committee as is required by law, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of the shareholders, directors, or members of the executive committee, as the case may be, at a meeting of said body.

                  7.2    SEAL

                  The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "FLORIDA," and "CORPORATE SEAL." The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced. The corporate seal may be altered by order of the Board of Directors at any time.

                  7.3    CHECKS

                  All checks or demands for' money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  7.4    FISCAL YEAR

                  The fiscal year of the Corporation shall begin on the first day of January in each and every year.

                  7.5    DIRECTORS ANNUAL STATEMENT

                  The Board of Directors shall present at each annual meeting of the shareholders a full and clear statement of the business and condition of the Corporation.

                  7.6    AMENDMENTS

                  These ByLaws may be altered, amended or repealed in whole or in part by the affirmative vote of the Board of Directors.

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                                  ARTICLE VIII
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  8.1    RIGHT TO INDEMNIFICATION

                  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Section 607.0850 of the Florida Business
Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrator; provided, however, that except as provided in
Section  2  hereof   with   respect  to   proceedings   to  enforce   rights  to
indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, if Florida law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service as or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall

                                      -14-
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ultimately  be  determined  by final  judicial  decision  from which there is no
further  right  to  appeal  (hereinafter  a  "final   adjudication")  that  such
indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

                  8.2    RIGHT OF INDEMNITEE TO BRING SUIT

                  If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in
Section 607.0850 of the Florida business Corporation Act. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in
Section 607.0850 of the Florida Business Corporation Act nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee, by a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.

                                      -15-
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                  8.3    NON-EXCLUSIVITY OF RIGHTS

                  The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  8.4    INSURANCE

                  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or gent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Florida law.